SUBJECT TO COMPLETION AND MODIFICATION
NELNET STUDENT LOAN FUNDING, LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS NELNET STUDENT LOAN FUNDING, LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT NELNET STUDENT LOAN FUNDING, LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, NELNET STUDENT LOAN FUNDING, LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-877-317-3161.

TERM SHEET
$1,450,611,000
Student Loan Asset-Backed Notes
Nelnet Student Loan Trust 2008-3
Issuing Entity

Nelnet Student Loan Funding, LLC Depositor	National Education Loan Network, Inc. Master Servicer and Administrator
Nelnet, Inc.
Sponsor

The notes are obligations of the issuing entity only and are payable solely from the pledged collateral described in the initial free-writing prospectus consisting primarily of student loans originated under the Federal Family Education Loan Program. They are not obligations of the Sponsor, the Depositor, the Administrator or any of their affiliates.
Notes are being offered in the following classes:

	Original
	Principal		Price to	Underwriting Fees	Proceeds to the	Final Maturity
	Amount	Interest Rate	Public	and Commissions	Trust(1)	Date
Class A-1 Notes	$260,000,000	3-month LIBOR plus %	100%	0.160%	$260,000,000	November 25, 2014
Class A-2 Notes	$538,000,000	3-month LIBOR plus %	100%	0.220%	$538,000,000	May 25, 2018
Class A-3 Notes	$174,000,000	3-month LIBOR plus %	100%	0.240%	$174,000,000	August 26, 2019
Class A-4 Notes	$478,611,000	3-month LIBOR plus %	100%	0.330%	$478,611,000	November 25, 2024

Total	$1,450,611,000				$1,450,611,000

(1)	The sponsor will pay underwriting fees and commissions and the costs of issuing the notes from its own funds and not from the proceeds of the notes.
     This term sheet constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended. The underwriters named below are offering the notes subject to approval of certain matters by their counsel.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this free-writing prospectus. Any representation to the contrary is a criminal offense.
Joint Book-Running Managers

Barclays Capital	Dexia Capital Markets European Placement Agent	JPMorgan	RBS Greenwich Capital
Co-Manager
SOCIETE GENERALE
April 18, 2008

     The information contained herein refers to, supplements and modifies certain of the information contained in the issuing entity’s Free-Writing Prospectus, dated April 15, 2008 (the “initial free-writing prospectus”).
The Notes
Description of the Notes. We are offering only the classes of notes described on the cover of this term sheet. We are not issuing any Euro-denominated notes as described in the initial free-writing prospectus. Accordingly, there will be no currency fund or currency swap agreement as described in the initial free-writing prospectus.
Closing Date. The closing date for this offering will be April 24, 2008.
Pricing Date. On or about April 18, 2008.
Distribution Dates. Distribution dates for the notes will be the 25th day of each February, May, August and November, beginning August 25, 2008.
Collection Periods. The initial collection period will begin on April 23, 2008 and end on July 31, 2008.
Interest Accrual Periods. The initial interest accrual period for the notes begins on the closing date and ends on August 24, 2008.
Cut-off Dates. The cut-off date for the student loan portfolio the trust will acquire on the closing date is April 22, 2008.
Interest Rates. The notes will bear interest at a rate equal to three-month LIBOR, except for the initial accrual period, plus a margin. This margin will be set at the time of pricing. The LIBOR rate for the initial accrual period will be based on four-month LIBOR determined by the administrator as of the second business day before the start of the initial accrual period.
Principal Distributions. The term “Principal Distribution Amount” means an amount equal to:
•	for each quarterly distribution date prior to the May 2014 quarterly distribution date, the aggregate principal amount of the notes immediately prior to such quarterly distribution date, less the difference between
•	the Adjusted Pool Balance; and

•	$60,345,435;
•	beginning on the May 2014 quarterly distribution date and for each quarterly distribution date thereafter, the aggregate principal amount of the notes immediately prior to such quarterly distribution date, less the product of

•	95.23810%; and

•	the Adjusted Pool Balance; and
•	on a final maturity date for any class of notes, the amount necessary to reduce the aggregate principal balance of such class to zero.
     The principal distribution amount is intended to provide credit support so that until the May 2014 quarterly distribution date, the Adjusted Pool Balance builds to and is maintained at an amount that exceeds the aggregate principal amount of the notes by at least $60,345,435. Beginning with the May 2014 quarterly distribution date, the principal distribution amount is intended to continue to provide credit support so that the Adjusted Pool Balance is maintained at an amount that equals 105% of the aggregate principal amount of the notes.
Overcollateralization. On the closing date, the Adjusted Pool Balance will be approximately 104% of the aggregate principal amount of the notes.
Optional Purchase. The depositor or its assignee may, but is not required to, repurchase the remaining student loans in the trust on the earlier of the November 2019 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance as described in the initial free-writing prospectus.
Mandatory Auction. If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to repurchase student loans in the trust on the earlier of the November 2019 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date as described in the initial free-writing prospectus.
Identification Numbers. The notes will have the following CUSIP Numbers and ISIN Numbers:
CUSIP Numbers
Class A-1 Notes: 64032L AA9
Class A-2 Notes: 64032L AB7
Class A-3 Notes: 64032L AC5
Class A-4 Notes: 64032L AD3
International Securities Identification Numbers (ISIN)
Class A-1 Notes: US64032LAA98
Class A-2 Notes: US64032LAB71
Class A-3 Notes: US64032LAC54
Class A-4 Notes: US64032LAD38

Description of the Trust
The Acquisition Fund. On the closing date, we will deposit into the Acquisition Fund approximately $1,336,125,624 of the proceeds from the sale of the notes, along with an additional $58,414,603 that will be received from the sponsor. Of this total amount, we will use approximately $954,540,227 to purchase student loans on the closing date and we will deposit approximately $440,000,000 into the Prefunding Account.
The Prefunding Account. Approximately $440,000,000 of the deposit to the Acquisition Fund, representing approximately 30.33% of the initial principal balance of the notes and 31.56% of the initial Pool Balance, will be deposited into the Prefunding Account. The prefunding period will begin on the closing date and will end on June 30, 2008, or such earlier time as we may determine.
The Capitalized Interest Fund. Approximately $111,000,000 of the proceeds from the sale of the notes will be deposited into a Capitalized Interest Fund. If on any monthly servicing payment date or quarterly distribution date, money on deposit in the Collection Fund is insufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees’ fees, administration fees, interest on the notes and amounts due to any counterparty under any derivative product agreement (other than certain termination payments), then money on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, prior to any amounts being transferred from the Prefunding Account or the Reserve Fund. Amounts released from the Capitalized Interest Fund will not be replenished. On the November 2008 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $85,000,000, will be transferred to the Collection Fund. On the May 2009 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $60,000,000 will be transferred to the Collection Fund. On the November 2009 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $25,000,000 will be transferred to the Collection Fund. On the May 2010 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $5,000,000 will be transferred to the Collection Fund. On the November 2010 quarterly distribution date, the indenture trustee will transfer any amounts remaining in the Capitalized Interest Fund to the Collection Fund.
The Reserve Fund. The trust will make a deposit to the Reserve Fund from the proceeds of the sale of the notes in the amount of $3,485,376. The Reserve Fund is subject to a minimum amount equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.10% of the initial Pool Balance, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation.
Characteristics of the Prefunded Student Loans. We expect that the loans acquired after the closing date will be Stafford loans that have been originated prior to October 1, 2007 which are primarily in an in-school status. We expect the prefunded loans to share similar characteristics to the loans described in the initial free-writing prospectus.

Risk Factors
The trust may not be able to use all of the note proceeds to purchase student loans
     Approximately 30.33% of the net proceeds from the sale of the notes will be deposited in the Prefunding Account of the Acquisition Fund to be used to purchase student loans prior to June 30, 2008, or such earlier time as we may determine. In the interim, we plan to purchase short-term, liquid investments with those funds. The securities purchased, however, may earn less interest than is due on the notes. In addition, we may be unable to purchase additional student loans during the prefunding period. If we are unable to acquire additional student loans, any proceeds remaining in the Prefunding Account of the Acquisition Fund will be transferred to the Collection Fund for use in making principal reduction payments on the notes.
The acquisition of additional student loans after the closing date may change the characteristics of the pool of student loans from that which is described in the initial free-writing prospectus
     Money held in the Prefunding Account of the Acquisition Fund will be used to purchase additional student loans prior to June 30, 2008, or such earlier time as we may determine. While we expect that the student loans the trust acquires after the closing date will be Stafford loans with characteristics similar to the pool of loans described in the initial free-writing prospectus, the student loans acquired with money held in the Prefunding Account may cause the characteristics of the pool of student loans held by the trust to differ from the characteristics described in the initial free-writing prospectus. The characteristics that may differ include the composition of the student loans, changes in the relative concentration of the guarantee agencies guaranteeing the student loans, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining terms. You should consider potential variances when making your investment decision concerning the notes. See “Characteristics of the Student Loans” in the initial free-writing prospectus.
Capitalization
     As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes will be as follows:

Class A-1 Notes	$260,000,000
Class A-2 Notes	538,000,000
Class A-3 Notes	174,000,000
Class A-4 Notes	478,611,000
Equity	58,414,603

Total	$1,509,025,603

Use of Proceeds
     The proceeds from the sale of the notes are expected to be applied as follows:

Deposit to Acquisition Fund	$1,336,125,624	*
Deposit to Capitalized Interest Fund	111,000,000
Deposit to Reserve Fund	3,485,376

Total	$1,450,611,000

*	Includes $440,000,000 deposit to the Prefunding Account
Listing and General Information
     The issuance of the notes was authorized by a unanimous written consent of the members and the manager of the depositor on April 18, 2008.
Weighted Average Lives, Expected Maturities and Percentages of Original Principal
Remaining at Certain Quarterly Distribution Dates of the Notes
      Prepayment considerations
     Generally, all of the trust’s student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of the trust’s student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes’ final maturity date. Accordingly, in the event that the trust’s student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before its final maturity date, causing a shortening of such class of notes’ weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.
     The rate of prepayments on the trust’s student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust’s student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust’s student loans, and the master servicer is obligated to cause the subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

     However, scheduled payments with respect to, and maturities of, the trust’s student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods.
The rate of payment of principal on a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust’s student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantee agencies to make guarantee payments on such student loans. In addition, the maturity of certain of the trust’s student loans may extend beyond the final maturity date for a class of notes.
     See “Weighted Average Lives, Expected Maturities and Percentages of Original Principal Remaining at Each Quarterly Distribution Date for the Notes” attached hereto as Exhibit I.
Plan of Distribution
     Subject to the terms and conditions set forth in an underwriting agreement among the depositor and the underwriters named below, the depositor will agree to cause the trust to sell to each of the underwriters, and each of the underwriters will agree to purchase from the trust, the principal amount of the notes set forth opposite its name.

	Class A-1	Class A-2	Class A-3	Class A-4
Underwriter	Notes	Notes	Notes	Notes	Total
Barclays Capital Inc.	$61,100,000	$126,500,000	$41,000,000	$112,500,000	$341,100,000
Dexia Bank Belgium SA/NV*	61,100,000	126,500,000	41,000,000	112,500,000	341,100,000
J.P. Morgan Securities Inc.	61,100,000	126,500,000	41,000,000	112,500,000	341,100,000
Greenwich Capital Markets, Inc.	61,100,000	126,500,000	41,000,000	112,500,000	341,100,000
SG Americas Securities, LLC	15,600,000	32,000,000	10,000,000	28,611,000	86,211,000

Total	$260,000,000	$538,000,000	$174,000,000	$478,611,000	$1,450,611,000

*	doing business under the name Dexia Capital Markets
     The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.

	Initial Public	Underwriting	Proceeds to	Selling Concessions	Reallowance
	Offering Price	Fees and Commissions	the Trust(1)	Not to Exceed	Not to Exceed
Class A-1 Notes	100%	0.160%	$260,000,000	0.096%	0.048%
Class A-2 Notes	100%	0.220%	$538,000,000	0.132%	0.066%
Class A-3 Notes	100%	0.240%	$174,000,000	0.144%	0.072%
Class A-4 Notes	100%	0.330%	$478,611,000	0.198%	0.099%

(1)	The sponsor will pay underwriting fees and commissions and the costs of issuing the notes from its own funds and not from the proceeds of the notes.

     The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.
     Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.
     Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.
     Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
     The notes are a new class of securities with no established trading market. The underwriters have advised that they presently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the notes will develop and continue after this offering.
     The underwriting agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and the depositor will agree to reimburse the underwriters for the fees and expenses of their counsel. The sponsor will also enter into an indemnity agreement with the underwriters under which the sponsor will agree to indemnify the underwriters against certain civil liabilities.
     Each underwriter has represented and agreed that:
•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the trust; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
     No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the accompanying prospectus attached as Appendix I thereto and this term sheet (collectively, the “pre-pricing disclosure package”), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.
     The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.
     Dexia Bank Belgium SA/NV, acting under the name Dexia Capital Markets, is not a U.S. registered broker-dealer and, therefore, to the extent it intends to effect any sales of the notes in the United States, it will do so through one or more U.S. registered broker-dealers, as permitted by regulations promulgated under the Securities Exchange Act of 1934, as amended.

EXHIBIT I
WEIGHTED AVERAGE LIVES,
EXPECTED MATURITIES AND PERCENTAGES
OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION
DATE FOR THE NOTES
     Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this term sheet is based on a flat, constant percentage rate (“CPR,” see discussion below) of prepayment of 12% CPR.
     CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:
Monthly Prepayments = (Balance (including accrued interest to be capitalized)
after scheduled payments) × (1-(1-CPR) 1/12)
     The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the CPR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.
     The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain quarterly distribution dates under various CPR scenarios.
     For purposes of calculating the information presented in the tables, it is assumed, among other things, that:
•	the cut-off date for the trust student loans is as of April 1, 2008;

•	the closing date is April 24, 2008;

•	all trust student loans (as grouped within the “rep lines” described below) remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

•	index levels for calculation of borrower and government payments are:
•	91-day Treasury bill rate of 1.35%; and

•	three-month commercial paper rate of 2.80%;
•	quarterly distributions begin on August 25, 2008, and payments are made quarterly on the 25th day of every February, May, August and November thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:
•	Class A-1 notes: 3.65%;

•	Class A-2 notes: 3.90%;

•	Class A-3 notes: 4.10%; and

•	Class A-4 notes: 4.50%;
•	an administration fee equal to 0.05% of the pool balance paid quarterly by the trust to the administrator;

•	a trustee fee equal to 0.0075% of the outstanding note balance paid quarterly by the trust to the trustee;

•	a servicing fee equal to the lesser of (i) $2.25 per borrower per month for student loans in-school, and $3.25 per borrower per month for all other student loans, in each case subject to an annual increase for inflation not to exceed 2% per annum; or (ii) 1/12th of 0.90% of the outstanding principal balance of the trust’s student loans;

•	the Reserve Fund has an initial balance equal to $3,485,376 and at all times a balance equal to the greater of (1) 0.25% of the Pool Balance as of the close of business on the last day of the related collection period and (2) 0.10% of the initial Pool Balance;

•	all payments are assumed to be made at the end of the month and amounts on deposit in the Collection Fund and Reserve Fund, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 2.75% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;

•	an optional redemption occurs on the earlier of the quarterly distribution date immediately following the date on which (i) the pool balance falls below 10% of the initial pool balance or (ii) the November 2019 quarterly distribution date; and

•	the pool of trust student loans were grouped into 91 representative loans (“rep lines”), which have been created, for modeling purposes, from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, interest rate, loan type, index, margin, rate cap and remaining term.

WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES
OF THE NOTES AT VARIOUS PERCENTAGES OF CPR(1)

	Weighted Average Life (years)(2)
Class	0%	6%	12%	18%	24%
Class A-1 Notes	3.04	1.57	0.98	0.72	0.59
Class A-2 Notes	6.32	4.20	3.00	2.28	1.82
Class A-3 Notes	8.88	6.89	5.00	3.87	3.11
Class A-4 Notes	10.81	9.61	8.09	6.60	5.28

Class	Expected Maturity Date
Class A-1 Notes	May 25, 2012	November 25, 2010	November 25, 2009	May 25, 2009	May 25, 2009
Class A-2 Notes	August 25, 2016	May 25, 2014	August 25, 2012	August 25,2011	February 25, 2011
Class A-3 Notes	August 25, 2017	November 25, 2015	November 25, 2013	August 25, 2012	November 25, 2011
Class A-4 Notes	November 25, 2019	February 25, 2019	November 25, 2017	August 25, 2016	February 25, 2015

(1)	Assuming for purposes of this table that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the November 2019 quarterly distribution date.

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (i) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (ii) adding the results, and (iii) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.
CLASS A-1 NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF CPR(1)

Quarterly Distribution Dates	0%	6%	12%	18%	24%
Initial	100%	100%	100%	100%	100%
August 25, 2008	100%	97%	89%	79%	70%
November 25, 2008	100%	83%	66%	48%	30%
February 25, 2009	100%	79%	53%	27%	1%
May 25, 2009	97%	64%	31%	0%	0%
August 25, 2009	97%	59%	19%	0%	0%
November 25, 2009	91%	41%	0%	0%	0%
February 25, 2010	91%	36%	0%	0%	0%
May 25, 2010	88%	23%	0%	0%	0%
August 25, 2010	82%	9%	0%	0%	0%
November 25, 2010	67%	0%	0%	0%	0%
February 25, 2011	56%	0%	0%	0%	0%
May 25, 2011	45%	0%	0%	0%	0%
August 25, 2011	34%	0%	0%	0%	0%
November 25, 2011	23%	0%	0%	0%	0%
February 25, 2012	11%	0%	0%	0%	0%
May 25, 2012	0%	0%	0%	0%	0%

CLASS A-2 NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF CPR(1)

Quarterly Distribution Dates	0%	6%	12%	18%	24%
Initial	100%	100%	100%	100%	100%
August 25, 2008	100%	100%	100%	100%	100%
November 25, 2008	100%	100%	100%	100%	100%
February 25, 2009	100%	100%	100%	100%	100%
May 25, 2009	100%	100%	100%	99%	83%
August 25, 2009	100%	100%	100%	90%	71%
November 25, 2009	100%	100%	97%	74%	53%
February 25, 2010	100%	100%	91%	66%	42%
May 25, 2010	100%	100%	81%	53%	28%
August 25, 2010	100%	100%	72%	43%	15%
November 25, 2010	100%	94%	60%	29%	1%
February 25, 2011	100%	86%	50%	18%	0%
May 25, 2011	100%	79%	41%	8%	0%
August 25, 2011	100%	71%	32%	0%	0%
November 25, 2011	100%	63%	23%	0%	0%
February 25, 2012	100%	56%	15%	0%	0%
May 25, 2012	100%	49%	7%	0%	0%
August 25, 2012	94%	42%	0%	0%	0%
November 25, 2012	88%	34%	0%	0%	0%
February 25, 2013	82%	28%	0%	0%	0%
May 25, 2013	76%	21%	0%	0%	0%
August 25, 2013	70%	14%	0%	0%	0%
November 25, 2013	64%	7%	0%	0%	0%
February 25, 2014	58%	1%	0%	0%	0%
May 25, 2014	54%	0%	0%	0%	0%
August 25, 2014	48%	0%	0%	0%	0%
November 25, 2014	42%	0%	0%	0%	0%
February 25, 2015	36%	0%	0%	0%	0%
May 25, 2015	29%	0%	0%	0%	0%
August 25, 2015	23%	0%	0%	0%	0%
November 25, 2015	16%	0%	0%	0%	0%
February 25, 2016	10%	0%	0%	0%	0%
May 25, 2016	3%	0%	0%	0%	0%
August 25, 2016	0%	0%	0%	0%	0%

CLASS A-3 NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF CPR(1)

Quarterly Distribution Dates	0%	6%	12%	18%	24%
Initial	100%	100%	100%	100%	100%
August 25, 2008	100%	100%	100%	100%	100%
November 25, 2008	100%	100%	100%	100%	100%
February 25, 2009	100%	100%	100%	100%	100%
May 25, 2009	100%	100%	100%	100%	100%
August 25, 2009	100%	100%	100%	100%	100%
November 25, 2009	100%	100%	100%	100%	100%
February 25, 2010	100%	100%	100%	100%	100%
May 25, 2010	100%	100%	100%	100%	100%
August 25, 2010	100%	100%	100%	100%	100%
November 25, 2010	100%	100%	100%	100%	100%
February 25, 2011	100%	100%	100%	100%	69%
May 25, 2011	100%	100%	100%	100%	36%
August 25, 2011	100%	100%	100%	94%	6%
November 25, 2011	100%	100%	100%	66%	0%
February 25, 2012	100%	100%	100%	39%	0%
May 25, 2012	100%	100%	100%	15%	0%
August 25, 2012	100%	100%	97%	0%	0%
November 25, 2012	100%	100%	74%	0%	0%
February 25, 2013	100%	100%	52%	0%	0%
May 25, 2013	100%	100%	31%	0%	0%
August 25, 2013	100%	100%	10%	0%	0%
November 25, 2013	100%	100%	0%	0%	0%
February 25, 2014	100%	100%	0%	0%	0%
May 25, 2014	100%	99%	0%	0%	0%
August 25, 2014	100%	80%	0%	0%	0%
November 25, 2014	100%	62%	0%	0%	0%
February 25, 2015	100%	44%	0%	0%	0%
May 25, 2015	100%	26%	0%	0%	0%
August 25, 2015	100%	9%	0%	0%	0%
November 25, 2015	100%	0%	0%	0%	0%
February 25, 2016	100%	0%	0%	0%	0%
May 25, 2016	100%	0%	0%	0%	0%
August 25, 2016	88%	0%	0%	0%	0%
November 25, 2016	66%	0%	0%	0%	0%
February 25, 2017	44%	0%	0%	0%	0%
May 25, 2017	21%	0%	0%	0%	0%
August 25, 2017	0%	0%	0%	0%	0%

CLASS A-4 NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF CPR(1)

Quarterly Distribution Dates	0%	6%	12%	18%	24%
Initial	100%	100%	100%	100%	100%
August 25, 2008	100%	100%	100%	100%	100%
November 25, 2008	100%	100%	100%	100%	100%
February 25, 2009	100%	100%	100%	100%	100%
May 25, 2009	100%	100%	100%	100%	100%
August 25, 2009	100%	100%	100%	100%	100%
November 25, 2009	100%	100%	100%	100%	100%
February 25, 2010	100%	100%	100%	100%	100%
May 25, 2010	100%	100%	100%	100%	100%
August 25, 2010	100%	100%	100%	100%	100%
November 25, 2010	100%	100%	100%	100%	100%
February 25, 2011	100%	100%	100%	100%	100%
May 25, 2011	100%	100%	100%	100%	100%
August 25, 2011	100%	100%	100%	100%	100%
November 25, 2011	100%	100%	100%	100%	92%
February 25, 2012	100%	100%	100%	100%	83%
May 25, 2012	100%	100%	100%	100%	75%
August 25, 2012	100%	100%	100%	97%	67%
November 25, 2012	100%	100%	100%	89%	59%
February 25, 2013	100%	100%	100%	81%	53%
May 25, 2013	100%	100%	100%	74%	47%
August 25, 2013	100%	100%	100%	68%	41%
November 25, 2013	100%	100%	97%	61%	36%
February 25, 2014	100%	100%	90%	56%	31%
May 25, 2014	100%	100%	90%	56%	31%
August 25, 2014	100%	100%	85%	55%	31%
November 25, 2014	100%	100%	80%	50%	31%
February 25, 2015	100%	100%	74%	46%	0%
May 25, 2015	100%	100%	69%	42%	0%
August 25, 2015	100%	100%	64%	38%	0%
November 25, 2015	100%	97%	59%	35%	0%
February 25, 2016	100%	91%	54%	32%	0%
May 25, 2016	100%	85%	50%	28%	0%
August 25, 2016	100%	79%	46%	0%	0%
November 25, 2016	100%	73%	42%	0%	0%
February 25, 2017	100%	67%	38%	0%	0%
May 25, 2017	100%	62%	34%	0%	0%
August 25, 2017	100%	56%	30%	0%	0%
November 25, 2017	91%	51%	0%	0%	0%
February 25, 2018	83%	45%	0%	0%	0%
May 25, 2018	74%	40%	0%	0%	0%
August 25, 2018	66%	35%	0%	0%	0%
November 25, 2018	57%	30%	0%	0%	0%
February 25, 2019	49%	0%	0%	0%	0%
May 25, 2019	40%	0%	0%	0%	0%
August 25, 2019	31%	0%	0%	0%	0%
November 25, 2019	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the November 2019 quarterly distribution date.
     The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

$1,450,611,000
Nelnet Student Loan Trust 2008-3
Issuing Entity

$260,000,000	Class A-1 Student Loan Asset-Backed Notes

$538,000,000	Class A-2 Student Loan Asset-Backed Notes

$174,000,000	Class A-3 Student Loan Asset-Backed Notes

$478,611,000	Class A-4 Student Loan Asset-Backed Notes
Nelnet Student Loan Funding, LLC
Depositor
National Education Loan Network, Inc.
Master Servicer and Administrator
Nelnet, Inc.
Sponsor

Joint Book-Running Managers

Barclays Capital	Dexia Capital Markets European Placement Agent	JPMorgan	RBS Greenwich Capital
Co-Manager
SOCIETE GENERALE
April 18, 2008